AMENDMENT TO
                             PARTICIPATION AGREEMENT

     THIS AMENDMENT to the Participation Agreement ("Amendment") is entered into and is effective this 28th day of February, 2002 by and among AMERICAN ENTERPRISE LIFE INSURANCE COMPANY ("Company") and MFS VARIABLE INSURANCE TRUST (the "Trust") and MASSACHUSETTS FINANCIAL SERVICES COMPANY (`MFS").

     WHEREAS, The parties to this Amendment have previously executed that certain Fund Participation Agreement dated September 1, 1999 ("Agreement"); and

     WHEREAS, the parties to this Amendment wish to amend the Agreement to allow for the addition of a new Policy.

     NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree to amend the Agreement as follows:

1.   Schedule  A of the  Agreement  is hereby  deleted  in its  entirety  and is
     replaced  with  the  Schedule  A,  attached  hereto  and   incorporated  by
     reference.

2. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. Except as modified by this Amendment, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

         IN WITNESS WHEREOF, each party has executed this Amendment by a duly authorized officer.

American Enterprise Life Insurance Company     Attest:

By:                                            By:
         -------------------                           -----------------------
Printed                                        Printed
Name:        Carol A. Holton                   Name:        Mary Ellyn Minenko
As Its:      President                         As Its:      Assistant Secretary


MFS VARIABLE INSURANCE TRUST                   MASSACHUSETTS FINANCIAL
                                               SERVICES COMPANY

By:      ___________________                   By:     _______________________
Printed                                        Printed
Name:    ___________________                   Name:   _______________________
As Its:  ___________________                   As Its: _______________________

                                                         As of February 28, 2002




                                   SCHEDULE A


                        Accounts, Policies and Portfolios
                     Subject to the Participation Agreement

============================== ============================== =============== ================================
Name of Separate                                              Share Class
Account and Date               Policies Funded                (Initial or     Portfolios
Established by Board of        by Separate Account            Service Class)  Applicable to Policies
Directors

============================== ============================== =============== ===============================
American Enterprise            American Express Signature     Initial Class   MFS(R) Investors Trust Series
Variable Annuity Account,      Variable Annuity(SM)
July 15, 1987                                                                 MFS(R) New Discovery Series
                               American Express Signature
                               One Variable Annuity(SM)                       MFS(R) Research Series
American Enterprise
Variable Life Account,         American Express Signature                     MFS(R) Total Return Series
July 15, 1987                  Variable Universal Life(SM)
                                                                              MFS(R) Utilities Series
                               American Express
                               Pinnacle Variable Annuity
                                                              Service Class   VIT Investors Growth Stock Series
                               American Express
                               FlexChoice(SM) Variable                        VIT Investors Trust Series
                               Annuity
                                                                              VIT New Discovery Series
                               Wells Fargo Advantage(SM)
                               Variable Annuity                               VIT Total Return Series

                               Wells Fargo Advantage(SM)                      VIT Utilities Series
                               Builder Variable Annuity

                               American Express
                               New Solutions
                               Variable Annuity(SM)

                               American Express(R)
                               Galaxy Premier
                               Variable Annuity
------------------------------ ------------------------------ --------------- --------------------------------